Exhibit 99.1

U.S. ENERGY CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

As discussed in its 2014 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2015, in February 2006 U.S. Energy Corp. (the “Company”) reacquired the Mt. Emmons molybdenum mining project (the “Project”) located in Gunnison County, Colorado. The Company’s net capitalized costs related to the Project currently amount to approximately $22.8 million. The Company has not conducted any extractive mining operations at the Project but for each of the three years in the period ended December 31, 2015, aggregate annual expenses of approximately $3.0 million have been incurred related to operation of the related water treatment plant and holding costs associated with the mining properties.

The market price for molybdenum oxide decreased significantly from approximately $11 per pound during 2013 and 2014 to approximately $5 per pound by the fourth quarter of 2015. During 2015 oil and gas commodity prices have also remained at depressed levels which has significantly impacted the Company’s oil and gas segment and has resulted in an erosion of the Company’s liquidity whereby operating cash flow may not be sufficient to fund the ongoing annual expenses of the Project indefinitely.

In light of the deteriorating market for molybdenum and the considerable ongoing costs related to the Project, during 2015 the Company began to consider the viability of alternative structures to the development of the Project that could result in a sharing or elimination of the ongoing costs and liabilities of the Project.

In a meeting of the Company’s Board of Directors on February 5, 2016, the decision was made to change from a long-term development strategy for the Project to the authorization for the disposal of the Project, which triggered an evaluation for impairment of the net carrying value. Accordingly, in connection with the disposition of assets discussed under Item 1.01 of the Company’s Current Report on Form 8-K (the “Form 8-K”), the Company expects to record an aggregate impairment charge of approximately $22.8 million in the fourth quarter of 2015. Additionally, the Company expects to recognize a charge of $2.0 million related to the issuance of the Preferred Stock discussed under Item 3.02 of the Form 8-K.

The accompanying pro forma balance sheet gives effect to these transactions as if they occurred on September 30, 2015. The pro forma statements of operations for the nine months ended September 30, 2015 and for the year ended December 31, 2014, are prepared to give effect to the impairment and termination costs, and the elimination of operating losses associated with the Project, as if these transactions occurred on January 1, 2014.

The Company's unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes thereto included in the Company’s quarterly and annual reports filed with the Securities and Exchange Commission. The adjustments to the Company's unaudited pro forma condensed consolidated financial statements are based on available information and assumptions that the Company considers reasonable. The Company's unaudited pro forma condensed consolidated financial statements do not purport to (i) represent the Company's financial position had these transactions occurred on September 30, 2015; (ii) represent the Company's results of operations that would have actually occurred if these transactions had occurred on January 1, 2014, or (iii) project the Company's financial position or results of operations as of any future date or for any future period, as applicable.

U.S. ENERGY CORP.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

September 30, 2015

(In Thousands, Except Share and Per Share Amounts)

		Pro Forma
ASSETS	Historical (A)	Adjustments		Pro Forma
Current assets:
Cash and cash equivalents	$3,877	$-		$3,877
Accounts receivable trade	1,085	-		1,085
Commodity risk management asset	1,002	-		1,002
Other current assets	485	-		485
Total current assets	6,449	-		6,449

Oil and gas properties under full cost method:
Proved oil and gas properties	109,054	-		109,054
Unproved oil and gas properties	8,196	-		8,196
Less accumulated depletion, depreciation and amortization	(78,867)	-		(78,867)
Net oil and gas properties	38,383	-		38,383

Other assets:
Undeveloped mining claims	21,942	(21,942)	(B)	-
Property, plant and equipment, net	3,666	(905)	(B)	2,761
Other assets	1,062	-		1,062

Total assets	$71,502	$(22,847)		$48,655

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,334	$-		$8,334
Accrued compensation	1,194	-		1,194
Current portion of debt	6,000	-		6,000
Other current liabilities	72	-		72
Total current liabilities	15,600	-		15,600

Noncurrent liabilities:
Asset retirement obligations	1,230	(199)	(B)	1,031
Other accrued liabilities	551	-		551
Total noncurrent liabilities	1,781	(199)		1,582

Shareholders' equity:
Common stock, $0.01 par value; unlimited shares authorized; 28,110,311 shares issued and outstanding	281	-		281
Preferred stock, par value $0.01 per share. Authorized 100,000 shares; historical none issued; pro forma 50,000 shares of Series A Convertible Preferred Stock issued and outstanding with a liquidiation preference of $2,000	-	2,000	(C)	2,000
Additional paid-in capital	124,344	-		124,344
Accumulated deficit	(70,443)	(24,648)	(D)	(95,091)
Other comprehensive loss	(61)	-		(61)
Total shareholders' equity	54,121	(22,648)		31,473

Total liabilities and shareholders' equity	$71,502	$(22,847)		$48,655

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2015

(In Thousands, Except Share and Per Share Amounts)

		Pro Forma
	Historical	Adjustments		Pro Forma
Revenues:
Oil, natural gas and NGL sales	$8,586	$-		$8,586

Operating expenses:
Oil and gas production:
Lease operating expenses	5,438	-		5,438
Depreciation, depletion & amortization	7,013	-		7,013
Impairment expense	43,894	-		43,894
General and administrative:	4,524	-		4,524
Mining properties:
Water treatment plant	1,383	(1,383)	(AA)	-
Property holding costs and other	912	(912)	(AA)	-
Depreciation	92	(92)	(AA)	-
Total operating expenses	63,256	(2,295)		60,869
Loss from operations	(54,670)	2,295		(52,283)

Other income and (expenses):
Net realized and unrealized gain on risk management activities	896	-		896
Gain on the sale of assets	57	-		57
Miscellaneous income	279	-		279
Interest expense	(196)	-		(196)
Net loss	$(53,634)	$2,295		$(51,247)

Net Loss Applicable to Common Shareholders (Basic and Diluted):
Net Loss	$(53,634)	$2,295		$(51,247)
Accrued dividends related to Series A Convertible Preferred Stock	-	(186)	(BB)	(186)
Net Loss Applicable to Common Shareholders	$(53,634)	$2,109		$(51,433)

Loss Per Share (Basic and Diluted)	$(1.91)			$(1.83)
Weighted Average Shares Outstanding (Basic and Diluted)	28,049,000			28,049,000

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2014

(In Thousands, Except Share and Per Share Amounts)

		Pro Forma
	Historical	Adjustments		Pro Forma
Revenues:
Oil, natural gas and NGL sales	$32,379	$-		$32,379

Operating expenses:
Oil and gas production:
Lease operating expenses	10,638	-		10,638
Depreciation, depletion & amortization	14,562	-		14,562
General and administrative:	6,559	-		6,559
Mining properties:
Water treatment plant	1,875	(1,875)	(AA)	-
Property holding costs and other	1,110	(1,110)	(AA)	-
Depreciation	123	(123)	(AA)	-
Impairment expense	-	22,648	(CC)	22,648
Termination costs	-	2,000	(DD)	2,000

Total operating expenses	34,867	21,540		56,407
Loss from operations	(2,488)	(21,540)		(24,028)

Other income and (expenses):
Realized and unrealized gains on risk management activities	582	-		582
Gain on the sale of assets	112	-		112
Miscellaneous income	88	-		88
Interest expense	(385)	-		(385)
Net loss	$(2,091)	$(21,540)		$(23,631)

Net Loss Applicable to Common Shareholders (Basic and Diluted):
Net Loss	$(2,091)	$(21,540)		$(23,631)
Accrued dividends related to Series A Convertible Preferred Stock	-	(248)	(BB)	(245)
Net Loss Applicable to Common Shareholders	$(2,091)	$(21,788)		$(23,876)

Loss Per Share (Basic and Diluted)	$(0.08)			$(0.86)
Weighted Average Shares Outstanding (Basic and Diluted)	27,833,000			27,833,000

U.S. ENERGY CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	ADJUSTMENTS TO PRO FORMA BALANCE SHEET

(A)	Historical Balance Sheet. Represents the historical consolidated balance sheet of the Company as of September 30, 2015.
(B)	Disposition of Assets. In connection with the Acquisition Agreement described in Item 1.01, the Company transferred ownership of the project to Mt. Emmons Mining Company (“MEM”) and MEM assume all future liabilities for the operation of the Project. Accordingly, a pro forma adjustment is recorded to reflect the transfer of ownership of the undeveloped mining claims and related mining equipment, and to eliminate the related asset retirement obligations assumed by MEM.
(C)	Issuance of Preferred Stock. As discussed in Item 1.01, the Company entered into a Series A Convertible Preferred Stock Purchase Agreement whereby 50,000 shares of newly designated Series A Convertible Preferred Stock (the “Preferred Stock”) in exchange for MEM’s assumption of the future liabilities of the WTP and the payment of $500 to the Company. The initial liquidation preference of the Preferred Stock was equal to $40 per share for an aggregate of $2,000,000.
(D)	Accumulated Deficit. Consists of immediate charges for impairment of $21,648 as discussed under Pro Forma Adjustment (CC) and termination costs of $2,000 as discussed under Pro Forma Adjustment (DD).

2.	ADJUSTMENTS TO PRO FORMA STATEMENTS OF OPERATIONS

(AA)	Operating Expenses. Pro forma adjustment to give effect to the elimination of operating expenses for the water treatment plant, property holding costs and other, and depreciation assuming that the Project was disposed of on January 1, 2014.
(BB)	Accrued Dividends. Pro forma adjustment for purposes of computing earnings per share to give effect to accrued dividends on the Preferred Stock at the annual rate of 12.25%, assuming the Preferred Stock was issued on January 1, 2014.
(CC)	Impairment of Mining Properties. Pro forma adjustment to give effect to the disposition of the mining properties on January 1, 2014, resulting in an impairment loss for the entire carrying value.
(DD)	Termination Costs. Pro forma adjustment to give effect to the issuance of the Preferred Stock discussed under Adjustment (C) as consideration for the termination of the Company’s obligations under permits to operate the water treatment plant and related mining properties.